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Exhibit 23.4

Consent of Director Nominee

        The undersigned hereby consents to serve as a director of Watson Wyatt & Company Holdings, a Delaware corporation, (the "Company") subject to his election by the stockholders of the Company and to the inclusion of him as a nominee for director of the Company in any proxy statement or registration statement filed and/or distributed by or on behalf of the Company.

Dated: April 25, 2005

/s/ CHANDRASEKHAR RAMAMURTHY Name: Chandrasekhar Ramamurthy

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Consent of Director Nominee